We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-51328, 333-67645, 333-79983, and 333-47205) of
CCC Information Services Group, Inc. of our report dated January 30, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS  LLC

Chicago,  Illinois
February  13,  2004